Exhibit 10.02

COMVITA NEW ZEALAND LIMITED

DERMA SCIENCES, INC

_______________________________________________

RESTRAINT AGREEMENT
_______________________________________________

AGREEMENT dated February 23, 2010

PARTIES

COMVITA NEW ZEALAND LIMITED, of Paengaroa, New Zealand (“Comvita”)

DERMA SCIENCES, INC, of Princeton, New Jersey, United States of America (“Derma Sciences”)

INTRODUCTION

A.	Comvita or its licensors are the owner of the intellectual property rights in or to the Licensed Products.

B.	Comvita has agreed to grant to Derma Sciences an exclusive licence in the Territory to make, use, import, offer to Supply and Supply Licensed Products.

C.
In consideration for Comvita being restrained in the Territory from itself using or licensing other persons to use those intellectual property rights to make, use, import, offer to Supply and Supply such Licensed Products, Derma Sciences has agreed to pay to Comvita various restraint payments, on the terms and conditions of this Agreement.

AGREEMENT

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions: In this Agreement, including the Introduction, unless the context otherwise requires, the following terms will have the following meanings:

“Agreement” means this agreement and the attached Schedules;

“Business Day” means a day, excluding Saturdays, Sundays, statutory public holidays or any day in the period starting on 24 December and ending on 5 January, on which banks are open for ordinary over-the-counter business in either Tauranga, New Zealand or New Jersey, United States of America;

“Commencement Date” means the date of signing of this Agreement by both parties;

“Confidentiality Agreement” means the agreement entered into between the parties and entitled “Confidentiality Agreement” and dated on or about the Commencement Date;

“Confidential Information” means all information of any kind, whether in tangible or documentary form, and whether marked or identified as being confidential, relating to the Disclosing Party or its business affairs and includes information relating to any of:

(a)	the business operations, business strategies, marketing plans and technologies of the Disclosing Party; or

(b)	the terms of this Agreement;

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	2

“Control” means the ability to:

(a)	exercise power, directly or indirectly, to appoint a majority of the directors of Derma Sciences; or

(b)	otherwise direct or cause the direction of the management or policies of Derma Sciences,

whether through the ownership of voting securities, by contract or otherwise;

“Disclosing Party” means the party to whom or to whose business affairs the Confidential Information relates;

“Licence Agreement” means the agreement entered into between the parties and entitled “Licence Agreement” and dated on or about the Commencement Date;

“Licensed Products” has the meaning given to that term in the Licence Agreement but does not include any Licensed Products that are also OTC Products;

“Manufacturing Agreement” means the agreement entered into between the parties and entitled “Manufacturing Agreement” and dated on or about the date of this Agreement;

“MAT Period” means a moving annual total period, being any 12 month period ending on the last day of a Reporting Period;

“Medical Honey Supply Agreement” means the agreement entered into between the parties and entitled “Medical Honey Supply Agreement” and dated on or about the Commencement Date;

“Net Sales Value” has the meaning given to that term in the Licence Agreement;

“Notice” has the meaning given to that term in clause 9.6(a);

“Offering” means the public offering of 972,000 shares of common stock and warrants to purchase 324,000 shares of common stock of Derma Sciences underwritten by Rodman & Renshaw,LLC;

“Offering Price” means the price per share of common stock of Derma Sciences sold in the Offering;

“OTC Products” has the meaning given to that term in the Licence Agreement;

“R&D Agreement” means the agreement entered into between the parties and entitled “Collaborative Research and Development Agreement” and dated on or about the Commencement Date;

“Recipient” means the party receiving Confidential Information under this Agreement;

“Reporting Period” has the meaning given to that term in the Licence Agreement;

“Supply” has the meaning given to that term in the Licence Agreement; and

“Territory” has the meaning given to that term in the Licence Agreement.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	3

1.2	Interpretation: In this Agreement:

(a)	headings are used for convenience only and will not affect its interpretation;

(b)	references to the singular include the plural and vice versa;

(c)	references to a party include that party’s successors, executors, administrators and permitted assignees (as the case may be);

(d)	references to clauses and the Schedules are to those clauses and Schedules in this Agreement;

(e)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(f)	references to a gender includes all genders;

(g)	references to a “person” include:

(i)	an individual, firm, company, corporation or unincorporated body of persons;

(ii)	any public, territorial or regional authority;

(iii)	any government; and

(iv)	any agency of any government or authority; and

(h)	any obligation not to do anything includes an obligation not to suffer, permit or cause that thing to be done.

2.	RESTRAINT AND CONSIDERATION

2.1	Restraint: Comvita agrees that for the term of the Licence Agreement it may not:

(a)	itself; or

(b)	license other persons to,

make, use, import, offer to Supply or Supply the Licensed Products in any country in the Territory, for so long as the rights granted under clauses 2.1(a) and (c) of the Licence Agreement remain exclusive in that country.

2.2	Consideration:

(a)	In consideration for the restraint imposed on Comvita under clause 2.1, Derma Sciences will pay to Comvita the restraint payments specified in clause 3.

(b)	The payments referred to in clause 2.2(a) will be made in cash, by the issue of shares and by the issue of warrants, as specified in clause 3.

2.3
Milestone payments:  Because the consideration payable for the granting of the restraint under this Agreement is difficult to value, Derma Sciences and Comvita have agreed that payment is to be made when certain milestones have been met, as specified in clause 3.

2.4
Lowest price:  It is agreed that the restraint payments referred to in clause 3 are the lowest price that the parties would have agreed upon for the restraint under the rules relating to the accrual treatment of income and expenditure in the Income Tax Act 2004 (NZ), and that on that basis no income or expenditure arises under those rules.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	4

3.	PAYMENT OF CONSIDERATION

3.1	Payment: The consideration for the restraint referred to in clause 2.1 will be:

(a)	in the non-refundable and non-deductible amounts; and

(b)	paid on the dates or on achievement of the milestones,

that are specified in the following table:

Date or Milestone	Consideration

Five Business Days following the commencement date of the Licence Agreement.
US$2.25 million, payable in cash.

US$2 million payable by way of the issue to Comvita of 400,000 shares of new common stock in Derma Sciences and 133,333 warrants to purchase a share of such common stock upon the same terms and conditions as the warrants issued to the investors in the Offering.

The issue of 100,000 warrants to Comvita,  each warrant entitling Comvita to subscribe for one new common share in Derma Sciences, exercisable at any time over a five year period commencing from the commencement date of the Licence Agreement, at a price per share equal to $6.25 per share.  The form of Warrant is attached hereto as Schedule 2.

[*] days following the last calendar month in a three consecutive calendar monthly period, where for each of those three calendar months the Net Sales Value generated under the Licence Agreement has exceeded US$[*].
US$[*] payable in cash. For the avoidance of doubt, this consideration is payable only once.

On the earlier of the following: (a) [*] days following the end of a MAT Period in which the Net Sales Value generated under the Licence Agreement has exceeded US$[*]; and	US$[*] payable in cash. For the avoidance of doubt, this consideration is payable only once.
[*] Redacted pursuant to a request for confidential treatment submitted to the SEC.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	5

(b)   in the event of a change in the Control of Derma Sciences or the assignment by Derma Sciences of any of its rights under the Licence Agreement, at a time before the MAT Period in which the Net Sales Value generated under the Licence Agreement has exceeded US$[*]

On the earlier of the following:

(a)   [*] days following the end of a MAT Period in which the Net Sales Value generated under the Licence Agreement has exceeded US$[*]; and

(b)   in the event of a change in the Control of Derma Sciences or the assignment by Derma Sciences of any of its rights under the Licence Agreement, at a time after the MAT Period in which the Net Sales Value generated under the Licence Agreement has exceeded US$[*]
US$[*] payable in cash. For the avoidance of doubt, this consideration is payable only once.

[*] days following the end of a MAT Period in which the Net Sales Value generated under the Licence Agreement has exceeded US$[*]	US$[*], payable in cash. For the avoidance of doubt, this consideration is payable only once.

[*] days following the end of a MAT Period in which the Net Sales Value generated under the Licence Agreement has exceeded US$[*]	US$[*], payable in cash. For the avoidance of doubt, this consideration is payable only once.

[*] days following the end of a MAT Period in which the Net Sales Value generated under the Licence Agreement has exceeded US$[*]	US$[*], payable in cash. For the avoidance of doubt, this consideration is payable only once.
[*] Redacted pursuant to a request for confidential treatment submitted to the SEC.

3.2	Method of payment: Derma Sciences will pay all cash sums payable under clause 3.1 in US dollars to the credit of a bank account to be designated in writing by Comvita.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	6

3.3	Taxes and deductions:

(a)
All cash sums payable under clause 3.1 will be paid without deduction or set-off of any kind, and without deduction of income tax or other taxes, charges or duties that may be imposed, except for any taxes, charges or duties that Derma Sciences is required by law to deduct.

(b)
If Derma Sciences is required by law to make any such deduction, it will provide Comvita with such certificates or other documents as it can reasonably obtain to enable Comvita to obtain appropriate relief from double taxation of the payment in question.

3.4
Default interest:  If Derma Sciences fails to pay any cash sums payable under clause 3.1 by the due date for payment, Comvita may charge interest on the outstanding amount at the rate of 12% per annum. Interest will be calculated on a daily basis from the due date until the date of actual payment.

4.	SHARE MATTERS

4.1	Ranking:

(a)	All new shares issued to Comvita pursuant to clause 3 must rank pari passu with all other common shares in Derma Sciences.

(b)	Derma Sciences represents and warrants to Comvita that the capitalisation table attached as Schedule 1 is a summary of the capitalisation structure of Derma Sciences as at the Commencement Date.

4.2
Subsidiary:  Comvita may direct by notice in writing to Derma Sciences that the shares, warrants or securities to be issued by Derma Sciences pursuant to clause 3, or pursuant to clauses 4.3 or 4.4, be issued to a wholly owned subsidiary of Comvita.

4.3	Maintain proportional interest: In the event Derma Sciences:

(a)	issues any shares or warrants; or

(b)	subdivides, consolidates, purchases or otherwise acquires its shares,

following the Commencement Date, the number and issue price of shares to be issued and the number and exercise price of the warrants to be issued, pursuant to clause 3 will be adjusted so that Comvita’s (or its wholly owned subsidiary’s) proportional interest in Derma Sciences, following any such issue, subdivision, consolidation, purchase or acquisition is preserved.

4.4	Offer of further securities:

(a)	Derma Sciences will ensure that for so long as Comvita, or a wholly owned subsidiary of Comvita:

(i)	remains a shareholder in Derma Sciences; and

(ii)	holds a minimum of 10% of the then currently issued common shares of Derma Sciences,

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	7

in the event that Derma Sciences issues any shares, warrants, options or other securities for any reason whatsoever, Comvita must also be offered securities at the same price and on the same terms and conditions as that price and those terms and conditions offered, so that Comvita (or its wholly owned subsidiary) would, if it accepted the offer, maintain its existing voting or distribution rights.

(b)
Nothing in clause 4.4(a) will apply to any issue of shares, warrants or options to executive staff, board members, employees and consultants of Derma Sciences as part of their remuneration packages, provided the terms of such issue of shares or options have obtained all applicable corporate approvals and are fair and reasonable to Derma Sciences and its shareholders.

5.	WARRANTIES

5.1
No obligation to issue to others:  Except as set forth in its Securities and Exchange Commission filings, and except in respect of its obligations to Comvita under this Agreement, Derma Sciences warrants and represents to Comvita that:

(a)	it is not under any obligation to:

(i)	issue any shares to any person or persons; or

(ii)	otherwise alter the structure of any part of its unissued share capital;

(b)	no options or warrants exist (nor is Derma Sciences under any obligation to give any option or warrant) over any part of its unissued share capital; and

(c)	it has not offered to do any of the things specified in paragraphs (a) and (b) above.

5.2
Power to enter:  Derma Sciences warrants that it has the power to enter into this Agreement and to make the restraint payments referred to in clause 3 in the manner specified in clause 3, and has obtained all necessary corporate approvals or consents to enable it to do so.

6.	TERM AND TERMINATION

6.1
Commencement and term:  This Agreement will come into effect on the Commencement Date and will continue in full force and effect for so long as the Licence Agreement remains in full force and effect, unless earlier terminated pursuant to clauses 6.2 or 6.3.

6.2	Early termination: Without prejudice to any other right or remedy it may have, Comvita may immediately terminate this Agreement at any time by giving to Derma Sciences notice in writing if:

(a)
Derma Sciences does not provide in full any of the consideration payable or to be provided under clause 3 by the relevant date (except for any amounts that are disputed by Derma Sciences in good faith); and

(b)	the failure is not remedied within ten Business Days of Derma Sciences receiving written notice specifying the failure and requiring its remedy.

6.3	Termination of Licence Agreement: This Agreement will immediately terminate in the event of termination of the Licence Agreement for any reason.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	8

6.4	Consequences of termination:

(a)	On termination of this Agreement pursuant to clause 6.2:

(i)	the Licence Agreement, Medical Honey Supply Agreement and R&D Agreement will immediately terminate; and

(ii)	either party may elect to terminate the Manufacturing Agreement by notice in writing to the other.

(b)	On termination or expiration of this Agreement for any reason whatsoever:

(i)	Derma Sciences will remain obliged to provide in full any of the consideration payable or to be provided under clause 3 where the event giving rise to the obligation has occurred;

(ii)
the Recipient will, upon receipt of a written request from the Disclosing Party, return or destroy (at the Disclosing Party’s option), all Confidential Information in the Recipient’s possession or under the Recipient’s control.  Upon the return or destruction (as the case may be) of all such Confidential Information, the Recipient will provide to the Disclosing Party a certificate stating that the Confidential Information returned or destroyed comprises all the Confidential Information in the Recipient’s possession or under the Recipient’s control;

(iii)
the provisions of clauses 3.4, 5, 6.4, 8 and any other clauses intended to survive termination, together with those other provisions of this Agreement that are incidental to, and required in order to give effect to those clauses, will remain in full force and effect; and

(iv)
subject to this clause 6.4, and except for any rights and remedies of the parties that have accrued before termination or expiration, including for any prior breach of this Agreement, neither party will be under any further obligation to the other party.

7.	DISPUTES

7.1
Mediation:  In the event of a dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, the parties will first seek settlement of that dispute by mediation in accordance with the LCIA Mediation Procedure, which Procedure is deemed to be incorporated by reference into this clause 7.

7.2
Arbitration:  If the dispute is not settled by mediation within five days of the commencement of the mediation, or such further period as the parties may agree in writing, the dispute will be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause 7.

7.3	Language: The language to be used in the mediation and in the arbitration will be English.

7.4	Governing law: The governing law of this Agreement will be the substantive law of New Zealand.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	9

7.5	Arbitration procedure: In any arbitration commenced pursuant to this clause 7:

(a)	the number of arbitrators will be three; and

(b)	the seat, or legal place, of arbitration will be London, England.

7.6
Interlocutory relief:  Nothing in this clause 7 will prevent either party, at any time, from seeking any urgent interlocutory relief from a court of competent jurisdiction in relation to any matter that arises under this Agreement.

8.	GENERAL

8.1	Variations: No amendment, variation or modification to this Agreement will be effective unless it is in writing and signed by duly authorised representatives of both parties.

8.2	Assignment:

(a)	Derma Sciences may assign any or all of its rights and obligations under this Agreement, provided it first obtains the written consent of Comvita, such consent not to be unreasonably withheld.

(b)	Comvita may assign any or all of its obligations under this Agreement, provided it first obtains the written consent of Derma Sciences, such consent not to be unreasonably withheld.

(c)	Comvita may assign any or all of its rights under this Agreement at any time, without requiring the consent of Derma Sciences.

8.3	No waiver:

(a)	A delay, neglect or forbearance by a party in enforcing any provision of this Agreement against the other will not waive or limit any right of that party.

(b)	No provision of this Agreement will be considered waived by a party unless that party waives the provision in writing.

(c)	The parties will not treat a waiver by a party of any breach as a waiver of any continuing or re-occurring breach, unless the parties have expressly agreed to do so in writing.

8.4
Invalid clauses:  If any part of this Agreement is held to be invalid, unenforceable or illegal for any reason, this Agreement will be deemed to be amended by the addition or deletion of wording necessary to remove the invalid, unenforceable or illegal part, but otherwise to retain the provisions of this Agreement to the maximum extent permissible under applicable law.

8.5	Relationship:

(a)	The parties will perform their obligations under this Agreement as independent contractors to each other.

(b)
Nothing in this Agreement will create, constitute or evidence any partnership, joint venture, agency, trust or employer/employee relationship between the parties, unless it expressly states otherwise.  Neither party may represent, or allow anyone to represent, that any such relationship exists between the parties.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	10

(c)	Neither party will have the authority to act for, or incur any obligation on behalf of, the other party, except as expressly provided for in this Agreement.

8.6	Notices:

(a)	Each notice or other communication to be given under this Agreement (“Notice”) must be in writing and must be:

(i)	in the English language and clearly legible;

(ii)	sent by pre-paid post, facsimile (confirmed by pre-paid post) or personal delivery to the addressee at the facsimile number, physical address, or postal address specified in clause 8.6(b); and

(iii)	marked for the attention of the person or office holder (if any) specified in clause 8.6(b).

(b)	The initial facsimile number, address, and relevant person or office holder of each party are, unless otherwise notified by the relevant party in writing to the other party, as set out below:

Comvita:	Comvita New Zealand Limited
Wilson Road South
Paengaroa
NEW ZEALAND

Facsimile:	+64 7 533 1988
Attention:	Chief Executive Officer

Derma Sciences:	Derma Sciences, Inc.
214 Carnegie Center
Suite 300
Princeton
New Jersey 08540
United States of America

Facsimile:	+1 609 514-8554
Attention:	Chief Executive Officer

(c)	No Notice will be effective until received. A Notice is, however, deemed to be received:

(i)	in the case of posting, on the third Business Day following the date of posting;

(ii)	in the case of personal delivery, when received; and

(iii)	in the case of a facsimile, following receipt of a report from the machine on which the facsimile was sent confirming that all pages were successfully transmitted,

but any Notice personally delivered or received by facsimile either after 5.00 pm on a Business Day, or on any day that is not a Business Day, will be deemed to have been received on the next Business Day.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	11

(d)
Despite clauses 8.6(a) and (c)(i), if the Notice is posted from a country other than the country of the addressee, the method of posting must be pre-paid airmail, and the Notice will be deemed to be received on the seventh Business Day following the date of posting.

8.7
Further action:  Each party agrees to execute, acknowledge and deliver all instruments, make all applications and do all things, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.8	Announcements: Neither party may:

(a)	make any press or other public announcement about any aspect of this Agreement; or

(b)	use the name of the other party in connection with or as a result of this Agreement,

without the other party’s prior written consent.

8.9	Entire agreement:

(a)	This Agreement and the Confidentiality Agreement contains the whole of the contract and understanding between the parties relating to the matters covered by it.

(b)	This Agreement supersedes all prior representations, agreements, statements and understandings between the parties relating to those matters, whether verbal or in writing.

(c)	The parties acknowledge that they do not rely on any representation, agreement, term or condition that is not set out in this Agreement.

8.10	Counterparts:

(a)	The parties may sign this Agreement in any number of counterparts (including facsimile or PDF copies), and a party may enter into this Agreement by signing any counterpart.

(b)	The parties confirm that their signing of this Agreement by such means will be valid and sufficient. All counterparts, when taken together, will constitute one and the same agreement.

8.11	Costs: Each party will bear its own legal costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement.

8.12	Remedies cumulative:

(a)	The rights of the parties under this Agreement are cumulative.

(b)	The parties do not exclude any rights provided by law, unless otherwise expressly stated in this Agreement.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	12

SIGNED

COMVITA NEW ZEALAND LIMITED	by:	/s/ Brett D. Hewlett
Signature of Authorised Signatory

Brett D. Hewlett
Name of Authorised Signatory

DERMA SCIENCES, INC	by:	/s/ Edward J. Quilty
Signature of Authorised Signatory

Edward J. Quilty
Name of Authorised Signatory

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	13

SCHEDULE 1

DERMA SCIENCES CAPITALISATION TABLE

The capitalization of Derma Sciences is as set forth in the Final Prospectus relating to the Offering dated February 16, 2010 and filed with the United States Securities and Exchange Commission on February 18, 2010 ( Registration Nos. 333-163127 and 333-164942). See Capitalization, page 11. The Prospectus is accessible via www.sec.gov.

The information concerning warrants and stock options contained in the Notes to Financial Statements contained in the Prospectus have been adjusted to account for a 1 for 8 reverse stock split approved by Derma Sciences shareholders and made effective by the Board of Directors on February 1, 2010

As set forth in the Prospectus, the underwriter has a 45 day option to purchase up to an additional 145,800 shares of common stock and warrants to purchase up to an additional 48,600 shares of common stock to cover over allotments.

On February 22, 2010, the underwriter exercised its over-allotment option to purchase 145,800 shares of common stock and 48,600 warrants

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	14

SCHEDULE 2

FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Warrant No.: N-001	Number of Shares: ___,___ (subject to adjustment)
Date of Issuance: February __, 2010 Original Issue Date (as defined in subsection 2(a)): February __, 2010

Derma Sciences Inc.

Common Stock Purchase Warrant

(Void after February __, 2015)

Derma Sciences Inc., a Pennsylvania corporation (the “Company”), for value received, hereby certifies that Comvita New Zealand Limited, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after February __, 2010 and on or before 5:00 p.m. (Eastern time) on February __, 2015 (the “Exercise Period”), ___,___ shares of Common Stock, $.01 par value per share, of the Company (the “Common Stock”), at a purchase price of $____ per share.  The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1.	Exercise.

(a)           Manner of Exercise.  The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by (i) delivery of a duly executed facsimile copy of this Warrant with the purchase form appended hereto as Exhibit I, duly executed by or on behalf of the Registered Holder, to the Company at the principal office of the Company, or at such other office or agency of the Company as it may designate by notice in writing to the Registered Holder at the address of the Registered Holder appearing on the books of the Company and (ii) paying to the Company  in full, at the same time the purchase form is delivered to the Company, the Purchase Price in respect of the number of Warrant Shares thereby purchased upon such exercise by wire transfer or cashier’s check drawn on a United States bank in lawful money of the United States.  A facsimile signature of the Registered Holder on the purchase form shall be sufficient for purposes of exercising this Warrant.  Notwithstanding anything herein to the contrary, the Registered Holder shall not be required to physically surrender this Warrant to the Company until the Registered Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Registered Holder shall surrender this Warrant to the Company for cancellation within 3 trading days of the date the final purchase form is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Registered Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any purchase form within 1 trading day of receipt of such notice.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	15

(b)           Issuance of Certificates.  As soon as practicable after the exercise of this Warrant, and in any event within three trading days thereafter (the “Delivery Deadline”), the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(c)           Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Registered Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 1 by the Delivery Deadline, then the Registered Holder will have the right to rescind such exercise.

(d)           Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Registered Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Registered Holder or in such name or names as may be directed by the Registered Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Registered Holder, this Warrant when surrendered for exercise shall be accompanied by an assignment form duly executed by the Registered Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(e)           Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

2.	Adjustments.

(a)           Adjustment for Stock Dividends, Stock Splits and Combinations.  If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (the “Original Issue Date”): (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Purchase Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Purchase Price of this Warrant shall remain unchanged.   Any adjustment under this paragraph shall become effective after the record date for the determination of the stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	16

(b)           Adjustment for Certain Dividends and Distributions.  In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date.

(c)           Adjustment for Reorganization.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property  (collectively, a “Reorganization”), then, upon any subsequent exercise of this Warrant, the Registered Holder shall have the right to receive the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization.  Notwithstanding the foregoing sentence, if (x) there shall occur any Reorganization in which the Common Stock is converted into or exchanged for anything other than solely equity securities, and (y) the common stock of the acquiring or surviving company is publicly traded, then, as part of such Reorganization, (i) the Registered Holder shall have the right thereafter to receive upon the exercise hereof such number of shares of common stock of the acquiring or surviving company as is determined by multiplying (A) the number of shares of Common Stock subject to this Warrant immediately prior to such Reorganization by (B) a fraction, the numerator of which is the Fair Market Value (as defined in subsection 2(e) below) per share of Common Stock as of the effective date of such Reorganization, and the denominator of which is the Fair Market Value (as defined in subsection 2(e) below) per share of common stock of the acquiring or surviving company as of the effective date of such transaction and (ii) the exercise price per share of common stock of the acquiring or surviving company shall be the Purchase Price divided by the fraction referred to in clause (B) above.  In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(d)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	17

(e)           “Fair Market Value” means, for any security as of any date, the average of the closing sale prices for such security for the immediately preceding five trading days on the NASDAQ Stock Market, as reported by Bloomberg, or, if the NASDAQ Stock Market is not the principal securities exchange or trading market for such security, the average of the last sale prices of such security for the immediately preceding five trading days on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the average of the last sale prices of such security for the immediately preceding five trading days in an over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security for the immediately preceding five trading days as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Fair Market Value cannot be calculated for a security on a particular date on any of the foregoing bases, the Fair Market Value of such security on such date shall be the fair market value as determined by the Board of Directors of the Company in good faith.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

3.            Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 2(e) above.

4.	Transfers, etc.

(a)           Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) such sale or transfer shall be exempt from the registration requirements of the Act and the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.  Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary or affiliate of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

(b)           Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to counsel for this corporation, is available.”

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	18

5.           No Impairment.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.Notices of Record Date, etc.  In the event:

(a)           the Company shall take a record of the holders of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)           of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be sent at least 20 calendar days prior to the record date or effective date for the event specified in such notice.

6.           Reservation of Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares as from time to time shall be issuable upon the exercise of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	19

7.           Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company (which, in the case of the Warrant, shall not include the posting of any bond), or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

8.           Notices.  All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder.  All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office located at 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540 attn: Chief Financial Officer. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered one business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery.

9.           No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.  Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

10.           Amendment or Waiver.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

11.           Dispute Resolution.  In the case of a dispute as to the determination of the Purchase Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two business days of receipt of the Purchase Form giving rise to such dispute, as the case may be, to the Registered Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Purchase Price or the Warrant Shares within three business days of such disputed determination or arithmetic calculation being submitted to the Registered Holder, then the Company shall, within two business days submit via facsimile (a) the disputed determination of the Purchase Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant.  The Company, at the Company's expense, shall use reasonable best efforts to cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Registered Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	20

12.           Section Headings.  The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

13.           Governing Law.  This Warrant will be governed by and construed in accordance with the internal laws of the State of New Jersey, United States (without reference to the conflicts of law provisions thereof).

14.           Facsimile Signatures. This Warrant may be executed by facsimile signature.

15.           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Registered Holder.  The provisions of this Warrant are intended to be for the benefit of all Registered Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

16.           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

EXECUTED as of the Date of Issuance indicated above.

DERMA SCIENCES INC.

By:
Edward J. Quilty
President and Chief Executive Officer

ATTEST:

John E. Yetter, CPA
Vice President and Chief Financial Officer

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	21

EXHIBIT I
PURCHASE FORM

To: Derma Sciences Inc.	Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. _________), hereby elects to purchase ____ shares of the Common Stock of Derma Sciences Inc. covered by such Warrant.

The undersigned has made payment (by wire transfer or by cashier’s check) in lawful money of the United States of America of the full purchase price for such shares at the price per share provided for in such Warrant.

Signature:

Address:

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	22

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. _____) with respect to the number of shares of Common Stock of Derma Sciences, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:_____________________

Signature:________________________________

Signature Guaranteed:

By: _______________________

[The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.]

exhibit 10.02 restraint agmt with redactions.doc	Restraint Agreement	23